Exhibit 99.1

Supplemental Information For the Period Ending 3-31-04

Forward Looking Statement This document contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as "anticipate", "expect", "estimate", "intend", "plan", "goal", "believe" or other words of similar meaning. All forward-looking statements, by their nature, are subject to risks and uncertainties. The Company's actual future results may differ materially from those set forth in the Company's forward-looking statements. In particular, discussions regarding (a) the size and number of commercial buildings and residential units; (b) development timetables, development approvals and the ability to obtain approvals; (c) anticipated price ranges of developments; (d) the number of units planned or that can be supported upon full build-out; (e) absorption rates; and (f) expected gain on land sales are forward-looking statements. For further information about forward-looking statements, the reader should consult the risk factors and other disclosures contained in the periodic reports and other filings made by the Company with the Securities and Exchange Commission and in the Company's other written materials.

Supplemental Information - St. Joe Commercial For the Period Ending 3-31-04

Supplemental Information - Residential For the Period Ending 3-31-04